UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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    Barnes & Noble, Inc.

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Media Contact:

Mary Ellen Keating

Senior Vice President

Corporate Communications

(212) 633-3323

mkeating@bn.com

Investor Contacts:

Joseph J. Lombardi

Chief Financial Officer

(212) 633-3215

jlombardi@bn.com

Andy Milevoj

Director of Investor Relations

(212) 633-3489

amilevoj@bn.com

BARNES & NOBLE NOMINATES DAVID G. GOLDEN AND DR. DAVID A. WILSON

FOR ELECTION AT ANNUAL MEETING

Highly Qualified Independent Nominees Would Add Significant Technology and

Financial Experience To Board

New York, NY — August 19, 2010 — Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today announced the nomination of David G. Golden and Dr. David A. Wilson to the Company’s Board of Directors. Mr. Golden and Dr. Wilson will run for election along with current director Leonard Riggio at the 2010 Annual Meeting of Stockholders to be held on September 28, 2010.

William Dillard, II, Chairperson of the Board’s Corporate Governance and Nominating Committee, said: “We are very pleased to nominate two highly qualified, independent nominees, whose experience is ideally suited for our Board at this critical juncture. David Golden’s extensive experience advising leading technology companies for over 20 years will be a major asset as Barnes & Noble continues to increase its presence in the rapidly expanding market for electronic and digital books. David Wilson’s financial expertise and extensive experience with educational institutions will add an important perspective as we work to enhance shareholder value.”

Mr. Dillard continued, “The Board is excited by the prospect of having these two talented and proven leaders join us. We are confident they will add to the Board’s leadership in providing strategic direction that will greatly benefit the Company and all of our stockholders at this time of great opportunity.”

David Golden, 52, is Executive Vice President and a partner of Revolution LLC, an investment company with a diversified portfolio of innovative consumer-facing businesses, including Zipcar, the world’s largest car-sharing operator. Prior to joining Revolution in 2006, Mr. Golden spent 16 years in increasingly senior leadership roles at JP Morgan Chase and Chase Manhattan Bank. Most recently, he was Chairman of the Western Region and Vice Chairman and Director of JP Morgan’s global technology, media and telecommunications investment banking practice. At its predecessor firm of Hambrecht & Quist, he was Co-Director of Investment Banking and Co-Director of Mergers and Acquisitions. Earlier in his career he was a Vice President at Allen & Company and an associate at Davis Polk & Wardwell.

Mr. Golden is a director of Blackbaud, Inc., a publicly traded provider of software and related services for nonprofit organizations. He is also Executive Chairman of Code Advisors LLC, a private investment bank, and serves on the boards of private companies, Everyday Health, Extend Health, and Vinfolio. He is a member of the Advisory Boards of Granite Ventures LLC and Partners for Growth, L.L.C.

Previously, he served on the Boards of four public companies, CFI ProServices, Gaiam, Inc., Tocor II, Inc. and Vanguard Airlines. He holds a J.D. degree from Harvard Law School and an A.B. from Harvard University.

Dr. Wilson, 69, has served since 1995 as President and Chief Executive Officer of the Graduate Management Admission Council, a not-for-profit education association dedicated to creating access to graduate management and professional education that provides the Graduate Management Admission Test (GMAT). From 2002 to 2007, he was a Director of Laureate Education, Inc. (formerly Sylvan Learning Systems, Inc.), an operator of an international network of licensed campus-based and online universities and higher education institutions, where he was Chairman of the Audit Committee beginning in 2003. From 1978 to 1994, he was employed by Ernst & Young LLP (and its predecessor, Arthur Young & Company), serving as an Audit Principal through 1981, as an Audit Partner from 1981 to 1983 and thereafter in various capacities including Managing Partner, National Director of Professional Development, Chairman of Ernst & Young’s International Professional Development Committee and as a Director of the Ernst & Young Foundation. Dr. Wilson also has served as a faculty member at Queen’s University (1968-1970), the University of Illinois at Urbana-Champaign (1970-1972), the University of Texas (1972-1978), and Harvard University’s Graduate School of Business (1976-1977). Dr. Wilson holds a B. Com. from Queen’s University, an M.B.A. degree from the University of California, Berkeley, and a Ph.D. in accounting from the University of Illinois at Urbana-Champaign. Dr. Wilson is a Certified Public Accountant and Fellow Chartered Accountant (Canada).

Michael Del Guidice and Lawrence Zilavy have decided not to stand for reelection. They will continue to serve on the Board through the Annual Meeting.

Important Information

On August 19, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a revised preliminary proxy statement in connection with its 2010 Annual Meeting. Barnes & Noble plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with its 2010 Annual Meeting. Investors and stockholders are urged to read the revised preliminary proxy statement, which is available now, and the definitive proxy statement relating to the 2010 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Investors and stockholders may obtain a free copy of the proxy statement and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov and Barnes & Noble’s website at www.barnesandnobleinc.com. In addition, the proxy statement and other documents filed by Barnes & Noble with the SEC may be obtained from Barnes & Noble free of charge by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.

Certain Information Regarding Participants

Barnes & Noble, its directors and certain of its officers may be deemed to be participants in the solicitation of Barnes & Noble’s stockholders in connection with its 2010 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Barnes & Noble’s Annual Report on Form 10-K for the year ended May 1, 2010, which was filed with the SEC on June 30, 2010, and its revised preliminary proxy statement for the 2010 Annual Meeting, which was filed with the SEC on August 19, 2010. To the extent holdings by certain participants of Barnes & Noble securities have changed since the amounts contained in the revised preliminary proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Form 4s filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the definitive proxy statement relating to the 2010 Annual Meeting when it is filed by Barnes & Noble with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Barnes & Noble’s website at www.barnesandnobleinc.com.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller and a Fortune 500 company, operates 720 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 637 college bookstores serving nearly 4 million students and faculty members at colleges and universities across the United States. Barnes & Noble is the nation’s top bookseller brand for the seventh year in a row, as determined by a combination of the brand’s performance on familiarity, quality, and purchase intent; the top bookseller in quality for the second year in a row and the number two retailer in trust, according to the EquiTrend® Brand Study by Harris Interactive®. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web’s largest e-commerce sites, which also features more than one million titles in its eBookstore (w ww.bn.com/ebooks). Through Barnes & Noble’s NOOK™ eReading product offering, customers can buy and read eBooks on the widest range of platforms, including NOOK eBook Readers, devices from partner companies, and hundreds of the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

NOOK™, NOOKstudy™, LendMe™, Read In Store™, More In Store™ and Lifetime Library™ are trademarks of Barnes & Noble, Inc.

Other trademarks referenced in this release are the property of their respective owners.

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SAFE HARBOR

This press release contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.